                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                    PIMCO California Municipal Income Fund II
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             (Exact Name of Registrant as Specified in Its Charter)


            Massachusetts                              03-6084087
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


    c/o PIMCO Funds Advisors LLC
    1345 Avenue of the Americas
    New York, New York                                           10105
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(Address of Principal Executive Offices)                       (Zip Code)

If this form relates to the registration         If this form relates to the registration
of a class of securities pursuant to             of a class of securities pursuant to
Section 12(b) of the Exchange Act and            Section 12(g) of the Exchange Act and
is effective pursuant to General                 is effective pursuant to General
Instruction A.(c), please check the              Instruction A.(d), please check the
following box: |X|                               following box:  |_|

Securities Act registration statement file number pursuant to which this form relates:    333-86298
                                                                                        ---------------
                                                                                        (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:     Name of Each Exchange on Which Each
                                             Class is to be Registered:
Common Shares of Beneficial Interest
With Par Value $0.00001                      New York Stock Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:   None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Reference is hereby made to the section entitled "Description of Shares" in the Registration Statement on Form N-2 of PIMCO California Municipal Income Fund II, as filed with the Securities and Exchange Commission (the "Commission") on April 16, 2002 (Securities Act File No. 333-86298 and Investment Company Act File No. 811-21077) (the "Original Registration Statement").

Item 2.  EXHIBITS.

     Pursuant to the Instructions as to Exhibits, no Exhibits are filed herewith or incorporated herein by reference.

                                    SIGNATURE

     A copy of the Agreement and Declaration of Trust of PIMCO California Municipal Income Fund II is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trust by an officer or Trustee of the Trust in his or her capacity as an officer or Trustee of the Trust and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers, or shareholders individually but binding only upon the assets and property of the Trust.

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       PIMCO CALIFORNIA MUNICIPAL INCOME FUND II

                                       By:   /s/ Stephen J. Treadway
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                                           Name:  Stephen J. Treadway
                                           Title:  President

Date: June 19, 2002